U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2006

TUNEX INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

0-15369
(Commission File No.)

Utah	87-0416684
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Room 3505, 35/F, Edinburgh Tower, The Landmark,
15 Queen’s Road Central, Hong Kong

(Address of principal executive offices)

556 East 2100 South
Salt Lake City, Utah 84106
(Former address of principal executive offices)

(852) 2736-2111
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 31, 2006, the Company entered into an Agreement for Share Exchange (“Agreement”) with American Asia Pharmaceutical Investment Inc. (“American Asia”) and certain selling shareholders of American Asia (“Selling Shareholders”).   Pursuant to the terms of the Agreement, Tunex shall acquire all of the issued and outstanding common stock of American Asia from the Selling Shareholders in exchange for 31,767,129 shares of Tunex’s common stock.  Through the Exchange, American Asia shall acquire 62.5% of the issued and outstanding shares of Guangdong Shenzhou Pharmaceutical Limited,  Immediately following the completion of the share exchange set forth in the Agreement, the Company shall have a total of approximately 35,566,810 shares of its common stock issued and outstanding.  For Federal income tax purposes, it is intended that the share exchange shall constitute a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 2006, the Company closed the Agreement with American Asia and certain Selling Shareholders. Pursuant to the closing of the Agreement, Tunex acquired all of the issued and outstanding common stock of American Asia from the Selling Shareholders in exchange for 31,767,129 shares of Tunex’s common stock.  The Company now has a total of approximately 35,566,810 shares of its common stock issued and outstanding.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

As a result of the closing of the Agreement, the historical shareholders no longer have effective control of the Registrant.  The new recipients of controlling shares of the Company are Cheng Tze Kit, who received 40% (12,706,852 shares) of the newly issued shares and Cheng Tun Nei, who received 60% (19,060,277 shares) of the newly issued shares according to the Agreement.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The Agreement is incorporated by reference and attached hereto as Exhibit 2.1.

      (a) Financial Statements of Business Acquired

      The audited financial statements of American Asia  for the years ended December 31, 2005 and 2004, and the unaudited financial statements as of and for the period ended September 30, 2006, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available. Such financial statements shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

      (b) Pro Forma Financial Information

      The unaudited Pro Forma Consolidated Financial Statements as of March 31, 2005 and as of March 31, 2006, to the extent required to be filed as part of this Current Report on Form 8-K, are not currently available. Such financial information shall be filed by amendment to this report on Form 8-K within 75 days of the Closing Date.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUNEX INTERNATIONAL, INC.

/s/ Michael Woo
Dated: January 3, 2007	By:
Michael Woo, Chief Executive Officer